EXHIBIT 9(c)

                        AMENDMENT 1995-1
          TO THE ROUNDY'S, INC. VOTING TRUST AGREEMENT

     The complete text of Amendment 1995-1 is set out below.
Text deleted is stricken through. Text added is double underlined.




                        AMENDMENT 1995-1


Part 1. Amend Paragraph 1 of the Voting Trust Agreement to read in its entirety as follows:

                    "1.  Extension of Existing Trust.  The
          existing Voting Trust shall be continued and extended in accordance with the terms and conditions of this Agreement, as amended, with respect to all shares of Voting Stock deposited by the Security Holders hereunder, until terminated in accordance with the terms hereof."


                    ***********************

Part 2.   Amend subparagraph 5(b)(i) of the Voting Trust
          Agreement by inserting after the first sentence thereof the following:

               "Such notice shall contain or be accompanied by all of the information required by the Wisconsin Business Corporation Law ("WBCL") to be included in or provided with the notice of a shareholders' meeting called for the same purpose or purposes."


                    ***********************

Part 3.   Add a new subparagraph 5(e) to the Voting Trust
          Agreement, to read as follows (renumbering subsequent subparagraphs of Paragraph 5 appropriately):

                    "(e) In the event the holders of the Voting
          Stock are called upon to vote to approve a merger, consolidation, amendment of the Articles of Incorporation, or any other transaction as to which such holders are entitled to exercise dissenters' rights under subchapter 13 of the WBCL (referred to herein as a "Dissenters' Rights Proposal"), each Security Holder shall be entitled to exercise such dissenters' rights with respect to any or all of the shares deposited by such Security Holder to the Voting Trust hereunder, as provided in this subparagraph (e). Prior to the meeting of Security Holders held pursuant to subparagraph 5(b) hereof at which the Dissenters' Rights Proposal is to be voted upon, a Security Holder ("Dissenting Security Holder") may notify the Trustees, in writing, of his or her desire to exercise dissenters' rights with respect to the Dissenters' Rights Proposal. Such notice shall be received by the Trustees not later than five (5) days prior to the meeting of Security Holders, and shall specify the number of shares of Voting Stock deposited to the Voting Trust by such Security Holder as to which such dissenters' rights are to be exercised ("Dissenting Shares"). The Dissenting Security Holder shall not cast the vote attributable to any of his or her Dissenting Shares in favor of the Dissenters' Rights Proposal. If the Security Holders vote to approve the Dissenters' Rights Proposal and direct the Trustees to vote the shares held hereunder in favor of its approval, then, notwithstanding the preceding subparagraph 5(b), the Trustees shall refrain from voting in favor of the Dissenters' Rights Proposal as to that number of shares deposited hereunder which is equal to the total number of all Dissenting Shares.
          The Trustees shall also deliver to Roundy's any notice or other communication, and shall take all such other actions, as may be required under the WBCL to be delivered or taken prior to the approval of the Dissenters' Rights Proposal by the shareholders of Roundy's, to perfect dissenters' rights as to all Dissenting Shares. If this Agreement and the Voting Trust are terminated upon the effectiveness of the Dissenters' Rights Proposal, the Trustees shall distribute to the Dissenting Security Holders those shares deposited hereunder as to which such dissenters' rights have been so perfected (each such Dissenting Security Holder to receive that number of such shares which is equal to the number of his or her Dissenting Shares). Thereafter, each such Dissenting Security Holder shall be solely responsible for the continued perfection and prosecution of his or her dissenters' rights with respect to such shares, and the Trustees shall have no liability or responsibility therefor. If this Agreement and the Voting Trust do not terminate upon the effectiveness of the Dissenters' Rights Proposal, then the Dissenting Shares shall be deemed to have been withdrawn from the Voting Trust hereunder, effective upon the effectiveness of the Dissenters' Rights Proposal, and the Trustees shall distribute such shares to the Dissenting Security Holders in the same manner and with the same effect as if this Agreement had so terminated."

               Amend the first sentence of subparagraph 8(c) to read as follows:

                    "(c) The maximum number of shares of Voting
          Stock which may be withdrawn from the Voting Trust in any calendar year (excluding shares deemed to have been withdrawn pursuant to subparagraph 5(e) hereof) shall be that number which represents one-third of the number of shares of Voting Stock outstanding at the beginning of such calendar year."


                     **********************

Part 4. Amend subparagraph 5(g) (formerly 5(f)) to read in its entirety as follows:

                    "(g) Except with regard to the election of directors other than directors who are elected by vote of the Security Holders under subparagraph 5(c), the Trustees, in their capacity as shareholders of Roundy's, shall not execute a written consent to any resolution or action of shareholders taken without a meeting, nor shall any Trustee propose any action or make any motion at any meeting of shareholders which was not part of the agenda as contained in the notice to shareholders; but if any other shareholder shall make any such motion or proposal from the floor, the Trustees may vote in their respective discretion and all shares held by the Voting Trust shall be voted in accordance with the vote of a majority of then acting Trustees, if a majority is then present."


                    ***********************

Part 5.   Add a new subparagraph 6(c) to the Voting Trust
          Agreement, to read in its entirety as follows:

                    "(c) Merger or Reorganization. If, in the case of a merger or other such change in or reorganization of Roundy's, the Trustees shall receive stock in any merged, consolidated, new or different corporation in exchange for or in respect of the Voting Stock deposited hereunder, the Trustees shall hold the stock so received, and the rights and obligations of the Trustees and the Security Holders hereunder shall, for all purposes, be treated as applying to the stock so received, as though such stock was part of the Voting Stock originally deposited hereunder in respect of or in exchange for which it was received, and the Trustees may require the Security Holders to surrender their Voting Trust Certificates to them in exchange for new Voting Trust Certificates, modified to describe the interest then represented by such Voting Trust Certificates. Any revenue stamps or other governmental charges incident to such exchange shall be paid by the Security Holders. Following any such merger, reorganization or change in which Roundy's is not the surviving or continuing corporation, all references herein to "Roundy's" shall be deemed references to such surviving or continuing corporation whose stock is then registered in the names of the Trustees and held by them hereunder."


                    ************************

Part 6.   Amend subparagraph 5(f) (formerly 5(e)) of the Voting
          Trust Agreement by deleting the first sentence thereof, as follows:

                    "(f)  A majority of the Trustees
          may execute a proxy or proxies naming one or more persons to represent all the Trustees at any meeting of shareholders, provided that such written proxy shall specify the issues on which votes are to be cast pursuant thereto and shall further specify, with respect to each such issue, whether such vote is being cast in accordance with the direction of the Security Holders or of a majority of the Trustees. No person appointed as proxy by the Trustees shall be granted the authority to vote in his discretion on any issue in a meeting of shareholders; if a vote of a majority of Trustees may not be obtained on any issue as to which the Trustees are empowered to vote in their discretion, the shares held by the Trust shall not be voted."

               Amend the heading to Paragraph 9 of the Voting
          Trust Agreement to read as follows:

               "9.  Trustees: Appointment, Terms, Resignation,
          Removal and Manner of Acting."

               Add a new paragraph at the end of Paragraph 9 of the Voting Trust Agreement reading as follows:

                    "The Trustees may act in all matters by
          unanimous action of all Trustees expressed in writing and signed without a meeting, or by or through a majority of their number in person or by proxy at a meeting duly held, pursuant to such rules and regulations as they may adopt from time to time. The act of such majority shall in all respects be the act of the Trustees. A majority of the Trustees then in office, present in person or by proxy, shall constitute a quorum at any meeting of the Trustees. At any meeting of the Trustees (or in any written consent of the Trustees), any Trustee may act by proxy, and such proxy may or may not be a Trustee. The Trustees shall keep a record of their proceedings (which may be included in the record of the minutes of the meetings of Roundy's shareholders) and may adopt their own rules of procedure."

                   *************************

Part 7. Make the following additional conforming and clarifying amendments to the Voting Trust Agreement by amending the provisions identified below as follows:

               Subparagraph 5(b)(i) (first sentence):

                    "(b)(i) Not less than ten days (but in the case of a meeting to which subparagraph (e) of this Paragraph 5 applies, 15 days) before each regular or special meeting of Roundy's shareholders (or such greater period as may be required by applicable law), law for notice to be given of such meeting of shareholders), each Security Holder shall be given notice by first class mail of the date, time, place and purpose of such shareholders' meeting, and of a date (not sooner than five days after such notice has been given) and a time and place at which a meeting of Security Holders shall be held to consider such matters as shall be submitted to a vote of Security Holders."

               Subparagraph 5(b)(i) (second-to-last sentence):

               "Every matter to be submitted to a vote of the Class A shareholders of Roundy's at the subsequent meeting of shareholders (except such matters as are specified in subparagraph (c)) shall be submitted to a vote of Security Holders at such meeting, and (except as otherwise provided in subparagraphs (d) and (e)) the Trustees shall be bound to vote all shares deposited to the Voting Trust in accordance with the direction of a majority of a quorum at the meeting of Security Holders."

               Subparagraph 5(b)(ii) (last sentence):

               "A majority of the Security Holder votes present in person or by proxy at such meeting shall be required to adopt any action and the Trustees shall be bound to vote all shares deposited to the Voting Trust in accordance with the direction of a majority of a quorum at the meeting of Security Holders, excepting as provided in subparagraphs 5(c), (d) and (e), and if necessary, to call a meeting of the stockholders to do so."